                                                                   EXHIBIT 10.63

                CONSENT UNDER AND SECOND AMENDMENT TO CREDIT AND
                               SECURITY AGREEMENT


         THIS CONSENT UNDER AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Consent and Second Amendment") is dated as of the 26th day of May, 2004 among BELDEN INC. (the "Parent"), BELDEN TECHNOLOGIES, INC., BELDEN COMMUNICATIONS COMPANY and BELDEN WIRE & CABLE COMPANY (collectively with the Parent, the "Borrowers"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the "Agent"), and the Lenders party hereto (collectively, the "Lenders");


                                   WITNESSETH:


         WHEREAS, the Borrowers, the Agent and the Lenders executed and delivered that certain Credit and Security Agreement, dated as of October 9, 2003 (as amended by that certain First Amendment to Credit and Security Agreement dated May 10, 2004, the "Credit Agreement");

         WHEREAS, the Borrowers have requested that the Agent and the Lenders consent to the merger of the Parent with a subsidiary of Cable Design Technologies Corporation ("CDT"), pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of February 4, 2004 by and among CDT, BC Merger Corp. and the Parent, attached as Appendix 1 hereto (the "Merger Agreement", with the merger contemplated thereunder being the "Merger");

         WHEREAS, the Borrowers have requested that the Agent and the Lenders consent to the sale of certain assets of the Parent's North American communications wire and cable business to Superior Essex Communications LLC ("Superior"), pursuant to the terms and conditions of the Asset Purchase Agreement dated as of March 18, 2004 by and among Superior, Belden Communications Company and Belden (Canada) Inc., attached as Appendix 2 hereto (the "Asset Purchase Agreement", with the asset sale contemplated thereunder being the "Communications Sale"); and

         WHEREAS, the Merger, the Communications Sale, the Merger Agreement and the Asset Purchase Agreement require certain consents and amendments to provisions of the Credit Agreement, and the Agent and the Lenders have agreed to grant such consent and provide for such amendments, subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrowers, the Agent and the Lenders hereby covenant and agree as follows:

1. Definitions. Unless otherwise specifically defined (or whose definition is amended) above or below, which definitions will be deemed incorporated into the Credit



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         Agreement, each capitalized term used herein which is defined in the
         Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

2. Consent. Effective upon satisfaction of the conditions to effectiveness set forth in paragraph 20 hereof, the Agent and the Lenders approve and consent to the terms of each of the Merger and the Communications Sale and the execution, delivery and performance of the Merger Agreement and the Asset Purchase Agreement by the Borrowers that are parties thereto, and the Agent and the Lenders further acknowledge that the foregoing
         (i) does not breach Section 5.05 (Consolidations and Mergers) or
         Section 5.31 (Dispositions of Collateral) of the Credit Agreement, and
         (ii) does not constitute a "Material Adverse Effect" as defined in the Credit Agreement.

3. Release of Liens. Effective simultaneously with the Communications Sale, the Agent and the Lenders release and discharge any and all Liens and security interests arising under Article 3 (Collateral) of the Credit Agreement, and any and all Liens and security interests otherwise granted to the Agent or the Lenders as security for any Obligations, with respect to the personal property and other assets of Belden Communications Company, including without limitation with respect to the assets of Belden Communications Company described in the first paragraph of Section 3.01 of the Credit Agreement and the categories of assets of Belden Communications Company listed in Section 3.O 1(a)-(p) of the Credit Agreement. The Agent shall execute, deliver and record, at or prior to the closing of the Communications Sale, all documents and instruments necessary to evidence or carry out such release, including without limitation UCC-3 termination statements.

4. Amendment to Certain Definitions. Effective simultaneously with the Communications Sale, notwithstanding anything in the Credit Agreement to the contrary, (i) the definition of "Collateral" in the Credit Agreement, and all the defined terms in the Credit Agreement that comprise part of the Collateral (including without limitation "Accounts", "General Intangibles", "Inventory", "Equipment", "Goods", "Investment Property", "Intellectual Property", "Patents", "Trademarks" and "Copyrights"), shall no longer include any personal property or other asset of Belden Communications Company of any nature, (ii) the definition of "Collateral Location" in the Credit Agreement shall no longer include any location of Belden Communications Company, and (iii) Belden Communications Company will be considered a "Guarantor" but not a "Borrower" under the Credit Agreement, in connection with which Belden Communications Company will sign a Guaranty substantially in the form of EXHIBIT S to the Credit Agreement.

5.       Amendment to Section 2.15 (Lockbox: Collateral Reserve Accounts:
         Control Agreements). Effective simultaneously with the Communications Sale but subject to paragraph 9 below, the first sentence of Section 2.15(a)(ii) of the Credit Agreement is amended and restated in its entirety as follows:

                  "(ii) If at any time the sum of (x) Excess Borrowing Availability and (y) Unrestricted Cash Balances is less than $25,000,000, the provisions of this clause (ii) shall become applicable and shall be maintained thereafter, regardless of subsequent changes in the sum of (x) Excess Borrowing Availability and (y) Unrestricted Cash Balances above $25,000,000."


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         Effective simultaneously with the Communications Sale but subject to paragraph 9 below, the second sentence of Section 2.15(a)(ii) of the Credit Agreement is amended by replacing the words "Promptly upon Excess Borrowing Availability becoming less than $25,000,000," at the beginning thereof with the words "Promptly upon the sum of (x) Excess Borrowing Availability and (y) Unrestricted Cash Balances becoming less than $25,000,000,".

6. Amendment to Section 4.10 (Ownership of Property; Liens). Effective simultaneously with the Communications Sale, Section 4.10 of the Credit Agreement is amended by adding to the beginning thereof the words "Except for Belden Communications Company,".

7. Amendment to Section 5.10 (Maintenance of Property). Effective simultaneously with the Communications Sale, Section 5.10 of the Credit Agreement is amended by adding to the beginning thereof the words "Except for Belden Communications Company,".

8. Amendment to Section 5.19 (Financial Covenants). Effective simultaneously with the Communications Sale but subject to paragraph 9 below, the first paragraph of Section 5.19 of the Credit Agreement is amended and restated in its entirety as follows:

                  "SECTION 5.19 Financial Covenants. The financial covenants set forth in this SECTION 5.19 shall be determined on a consolidated basis and tested monthly, commencing the first full Fiscal Month following the Closing Date, and shall be in effect and applicable at all times, except that the covenant set forth in subsection (a) of this SECTION 5.19 shall not be in effect or applicable during any period in which the sum of
                  (x) Excess Borrowing Availability and (y) Unrestricted Cash Balances is, or after giving effect to the making of a Loan or the issuance of any Letter of Credit would be, greater than or equal to $25,000,000, or on or after the Appraisal Approval Date, $30,000,000."

9. Certain Amendments No Longer Effective. If the Agent, the Lenders and the Borrowers shall not have executed an amendment to the Credit Agreement substantially according to the terms and conditions set forth on Appendix 3 hereto, together with any modifications thereto or other provisions that are agreed to by such parties in writing (the "Third Amendment"), within forty-five (45) days of the consummation of the Merger, with the parties agreeing in good faith to negotiate such Third Amendment, then the amendments to Sections 2.15(a)(ii) and 5.19 of the Credit Agreement contained in paragraphs 5 and 8 above shall be rescinded and the language contained in each such Sections of the Credit Agreement shall be as originally executed.

10. Amendment to Section 6.01 (Events of Default). Section 6.01(k) of the Credit Agreement is hereby amended by adding immediately before clause
         (i) thereof the words "except for the transactions contemplated by the Merger Agreement," and by adding to the beginning of Section 6.01(m) of the Credit Agreement the words "except for the transactions contemplated by the Asset Purchase Agreement".




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

11. Amendment to Definition of "Special Foreign Guarantees". The definition of "Special Foreign Guarantees" in the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "'Special Foreign Guarantees' shall mean Guarantees issued by Wachovia or an Affiliate thereof for the benefit of Foreign Subsidiaries of the Borrowers and Guarantors to cover (i) customs, excise and similar taxes in the United Kingdom, (ii) overdraft protection in connection with certain Canadian Deposit Accounts and (iii) other business purposes requested by the Borrowers and Guarantors for the benefit of Foreign Subsidiaries."

12. Representations and Warranties. The Borrowers hereby restate and renew each and every representation and warranty heretofore made by them in
         Article 4 of the Credit Agreement (as amended by this Consent and Second Amendment), as fully as if made on the date hereof (except where reference is made to a specific date). Each of the Borrowers represents and warrants to the Agent and the Lenders that the Merger and the documentation related thereto have not and will not trigger any acceleration, default, mandatory redemption, or put rights under the Senior Notes, the Senior Note Purchase Agreements, the CDT Debentures (other than, with respect to such debentures, the conversion of such debentures to equity), or, in any material respect, any of the other existing indebtedness of the Borrowers or the Guarantors or any of the other existing indebtedness of CDT in a manner that would be reasonably likely to result in a Material Adverse Effect, or result in the imposition of any Lien on any of their respective assets (or the assets of any of their respective subsidiaries) except in favor of the Agent and the Lenders. "CDT Debentures" shall mean the 4.00% Convertible Subordinated Debentures due July 15, 2023 of Cable Design Technologies Corporation.

13. Effect of Consent and Second Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Credit Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers and the Guarantors, as applicable. The consent set forth in
         Section 2 hereof shall relate only to the Merger and the Communications Sale and to the execution, delivery and performance of the Merger Agreement and the Asset Purchase Agreement. Subject to the terms and provisions of this Consent and Second Amendment, the consent hereby granted by the Agent and the Lenders shall not (i) apply to any other past, present or future noncompliance with any provision of the Credit Agreement or any of the other Credit Documents, (ii) impair or otherwise adversely affect the Agent's or the Lenders' right at any time to exercise any right or remedy in connection with the Credit Agreement or any of the other Credit Documents, or (iii) amend, modify or otherwise alter any other provision of the Credit Agreement or any of the other Credit Documents, or constitute any course of dealing or other basis for amending, modifying or otherwise altering any other obligations of the Borrowers or any other Person under the Credit Agreement or any of the other Credit Documents.

14. Counterparts. This Consent and Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and transmitted by facsimile to the other parties, each of which when so executed and delivered by facsimile




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         shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

15. Section References. Section titles and references used in this Consent and Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

16. No Default. To induce the Agent and the Lenders to enter into this Consent and Second Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrowers hereby acknowledge and agree that, as of the date hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrowers arising out of or with respect to any of the Loans or other obligations of the Borrowers owed to the Agent or the Lenders under the Credit Agreement or the obligations of the Guarantors under the Guaranty.

17. No Novation or Mutual Departure. The Borrowers expressly acknowledge and agree that there has not been, and this Consent and Second Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the Credit Documents, or a mutual departure from the strict terms, provisions and conditions thereof, other than the consent and amendments set forth hereinabove.

18. Further Assurances. The Borrowers agree to take such further actions as the Agent shall reasonably request in connection herewith to evidence the consent and amendments herein contained.

19. Governing Law. This Consent and Second Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

20. Conditions Precedent. This Consent and Second Amendment shall become effective only upon (a) payment to the Agent, for the ratable benefit of all Lenders, in immediately available funds a fully-earned and nonrefundable amendment fee in an amount equal to .15% of the Aggregate Commitments, which the Lenders agree is the fee payable with respect to (collectively) the First Amendment to Credit and Security Agreement dated as of May 10, 2004, this Consent and Second Amendment and the Third Amendment to be executed, (b) the receipt by the Agent of a Borrowing Base Certificate as of the end of the Borrowers' accounting month of April reflecting (on a pro forma basis) the completion of the Communications Sale (even though such completion is not anticipated to occur until after such time) and indicating that Working Capital Obligations do not exceed the aggregate amount of the Borrowing Base, and (c) execution and delivery by facsimile to counsel for the Agent, Tracy S. Plott, Jones Day, facsimile no. 404-581-8330, of (i) a signature page to this Consent and Second Amendment by the Borrowers, the Agent and the Lenders, and (ii} a signature page of the Consent and Reaffirmation of Guarantors at the end hereof by the Guarantors.







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         IN WITNESS WHEREOF, the Borrowers, the Agent and each of the Lenders has caused this Consent and Second Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

BELDEN INC.



By: /s/ RICHARD K. REECE
    ----------------------------------------
    Title: Vice President, Finance and CFO



BELDEN TECHNOLOGIES, INC.



By: /s/ RICHARD K. REECE
    ----------------------------------------
    Title: Vice President



BELDEN COMMUNICATIONS COMPANY



By: /s/ RICHARD K. REECE
    ----------------------------------------
    Title: Vice President



 BELDEN WIRE & CABLE COMPANY



By: /s/ RICHARD K. REECE
    ----------------------------------------
    Title: Vice President












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

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent and as a Lender



By: /s/
    ----------------------------------------
    Title: Director















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U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agent and as a Lender



BY: /s/ CAROLYN M. ROONEY
    ---------------------------------
    Title: Vice President


















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COMERICA BANK,
as a Lender



By: /s/
    ---------------------------
    Title: CBO




















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THE NORTHERN TRUST COMPANY,
as a Lender



By: /s/ FREDERIC W. MCCLENDON
    ---------------------------
    Title: Vice President


























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ING BANK N.V,
as a Lender



By: /s/ MR. L. F. L. M. OP DE COUL
    ------------------------------------------------------
    Title: Lead Cashmanagement



By: /s/ MR. P. A. Y. VAN VUCCREN
    ------------------------------------------------------
    Title: Director Department Companies and Institutions















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FIFTH THIRD BANK, INDIANA,
as a Lender



By: /s/
    ----------------------------
    Title:



























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                    CONSENT AND REAFFIRMATION OF GUARANTORS

         Each of the undersigned (i) acknowledges receipt of the foregoing Consent and Second Amendment, (ii) consents to the execution and delivery of the Consent and Second Amendment by the parties thereto add (iii) reaffirms all of its obligations and covenants under the Guaranty dated as of October 9,2003 executed by it, and agrees that none of such obIigations and cavenants shall be affected by the execution and delivery of the Consent and Second Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts and transmitted by facsimile to the other parties, each of which when so executed and delivered by facsimile shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                                                BELDEN HOLDINGS, INC.



                                                By: /s/ RICHARD K. REECE
                                                    ----------------------------
                                                    Title: Vice President



                                                BELDEN INTERNATIONAL, INC.



                                                By: /s/ RICHARD K. REECE
                                                    ----------------------------
                                                    Title: Vice President










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                                   APPENDIX 1

                 [AGREEMENT AND PLAN OF MERGER TO BE ATTACHED]


























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                                   APPENDIX 2

                    [ASSET PURCHASE AGREEMENT TO BE ATTACHED]
























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

                                   APPENDIX 3

                      THIRD AMENDMENT TERMS AND CONDITIONS

1.       The following definitions will be revised or added:

         a. "Parent" will be revised to mean Belden CDT Inc., and its successors and permitted assigns.

         b. "Borrowers" will be revised to mean, individually and collectively, as the context requires, each of the following Persons, each of them being jointly and severally obligated as Borrowers under the Credit Agreement: (a) Belden CDT Inc., Belden Inc., Belden Technologies, Inc., Belden Wire & Cable Company and Cable Design Technologies Inc.; and (b) in the case of each Borrower, its successors and its permitted assigns.

         c. "Consolidated Fixed Charges" and "Fixed Charge Coverage Ratio" will be revised to indicate that the calculations involved during the 12 Fiscal Month period after the Merger shall be determined, for any date of calculation during such period, using the first Fiscal Month after the Merger through and including the Fiscal Month prior to the date of calculation; at the end of the 12 Fiscal Month period after the Merger, such calculations shall be as provided in the existing Credit Agreement.

         d. A new definition of "CDT Group" will be inserted which will include the Parent (i.e. Belden CDT Inc.) and all of the U.S. subsidiaries of the Parent other than Belden Inc. and its U.S. subsidiaries.

         e.       A new definition of the "CDT Debentures" will be inserted.

2. Each member of the CDT Group, other than the Parent and Cable Design Technologies Inc. (which will Borrowers), will execute and deliver a Subsidiary Guaranty and Joinder Agreement in the form of Exhibit T, thereby becoming "Guarantors" under the Credit Agreement.

3. The following sections of the Credit Agreement will be revised as noted:

         a. Section 5.16 Restricted Payments and Investments and Acquisitions will be revised so that the dividend restriction will be increased to $12,000,000 annually.

         b. Section 5.20 Permitted Debt - The CDT Debentures will be added as permitted debt.

         c. Section 5.29 Appraisals; Field Examinations. Field examinations in accordance with Section 5.29 of the Credit Agreement will be required on an annual basis.




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                  However, the frequency of such examinations in the future
                  shall be modified in the Agent's commercially reasonable judgment.


4. Notwithstanding anything in the Credit Agreement to the contrary, for purposes of Article 4, Article 5 and Section 6.01 of the Credit Agreement only, the definition of "Collateral" in the Credit Agreement, and all defined terms in the Credit Agreement that comprise part of the Collateral (including without limitation "Accounts", "General Intangibles", "Inventory", "Equipment", "Goods", "Investment
         Property", "Intellectual Property", "Patents", "Trademarks" and "Copyrights"), shall not include any personal property or other asset of any nature of any CDT Group entity; and the definition of "Collateral Location" in the Credit Agreement shall not include any location of any CDT Group entity. Further, the covenant in Section 5.17 (Permitted Liens) of the Credit Agreement shall additionally exclude any Lien on any assets of any CDT Group entity existing at the time of the Merger and not created in contemplation of the Merger. However, no personal property or other asset of any CDT Group entity will be included in the Borrowing Base except as provided in paragraph 5 below.

5. After the signing of the Third Amendment, the Borrowers may elect to include personal property and other assets of specified CDT Group entities (or specified operating divisions of such entities) into the Borrowing Base in accordance with the terms of the Credit Agreement, in which event (i) such personal property and other assets will become subject to the provisions of the Credit Agreement from which they had been excluded under the first sentence of paragraph 4 above, (ii) supplemental disclosures under Articles 4 and 5 of the Credit Agreement (whether or not the wording thereof permits such supplemental disclosures) will be mutually negotiated in good faith by the parties, and (iii) subject to the Credit Agreement, such personal property and other assets will be subject to the reasonably satisfactory completion of necessary field exams and any other investigations deemed necessary in the Agent's reasonable credit judgment.

6. With respect to the CDT Group and as necessary or appropriate due to including the CDT Group in the Credit Agreement as provided by paragraphs 1 and 2 above: (i) supplemental disclosures under Articles 4 and 5 of the Credit Agreement (whether or not the wording thereof permits such supplemental disclosures) will be mutually negotiated in good faith by the parties, and (ii) other appropriate changes to the terms and conditions of Article 1, Article 4, Article 5 and Section
         6.01 of the Credit Agreement will be mutually negotiated in good faith by the parties.













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